VirTra Reports Third Quarter and Nine Month 2018 Financial Results

Nine Month Revenue Increased 10% to $15.5 Million, Driving $2.1 in Net Income and $3.3 Million in Adjusted EBITDA

TEMPE, Ariz. — Tuesday, November 13, 2018 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the third quarter ended September 30, 2018. The financial statements are available on VirTra’s website and here.

Third Quarter 2018 Operational and Financial Highlights:

●	Total revenue was $3.5 million

●	At September 30, 2018, backlog totaled approximately $6.8 million

●	Launched nationally accredited coursework, VirTra-Virtual Interactive Coursework Training Academy (V-VICTA), to provide law enforcement agencies the ability to effectively teach, train, test and sustain departmental training requirements

●	Rang Nasdaq Opening Bell to celebrate March listing on the exchange

Third Quarter and Nine Month 2018 Financial Highlights:

All figures in millions, except per share data	Q3 2018	Q3 2017	% Δ	YTD 2018	YTD 2017	% Δ
Total Revenue	$3.5	$4.7	-24%	$15.5	$14.1	10%

Gross Profit	$2.1	$3.1	-33%	$10.0	$9.3	8%
Gross Margin	58.8%	66.4%	-12%	64.8%	65.7%	-1%

Net Income	$0.1	$0.7	-92%	$2.1	$2.8	-25%
Diluted Earnings per Share (EPS)	$0.01	$0.09	-89%	$0.25	$0.33	-24%

Adjusted EBITDA	$0.2	$0.9	-80%	$3.3	$3.3	2%

Management Commentary

“During the third quarter, we continued to profitably grow our business and are on pace for a record 2018,” said Bob Ferris, Chairman and Chief Executive Officer of VirTra. “While our topline recognized revenue for the quarter was down, these types of quarterly fluctuations are part of our current business. Still, we achieved another quarter of both net income and adjusted EBITDA profitability.

“Nevertheless, we believe it is critical to bear in mind that our long sales cycle, as well as the timing of large contracts, necessitate evaluation of our results over a longer term. As such, we think attention to our financial performance for the first nine months of the year is appropriate, highlighted by 10% revenue growth to a record $15.5 million, $2.1 million in net income and $3.3 million in adjusted EBITDA. From an operational standpoint, we increased our backlog by $1.6 million to a total of $6.8 million. This improvement demonstrates the consistent execution by our expanded sales organization and the growing demand from law enforcement professionals around the world for our products.

“We are optimistic that in addition to this growing demand, the momentum we established in the first half of the year, the operational progress we’ve made this quarter by launching new products like the V-VICTA training courses and the additions to our backlog will result in another solid year for VirTra and continued growth and profitability over the long-run.”

Third Quarter 2018 Financial Results

Total revenue was $3.5 million compared to $4.7 million in the third quarter of 2017. The decrease in total revenue was due to lower sales of simulators, accessories, and scenarios.

Gross profit was $2.1 million (58.8% of total revenue) compared to $3.1 million (66.4% of total revenue) in the third quarter of 2017. The decrease in gross profit was primarily due to differences in the type and quantity of systems and accessories sold.

Net operating expense was $2.0 million compared to $2.4 million in the third quarter of 2017. The decrease in net operating expense was due to reduced accounting, legal, and consultant expenses quarter over quarter.

Income from operations was $80,000 compared to $752,000 in the third quarter of 2017.

Net income totaled $61,000, or $0.01 per diluted share, compared to $742,000, or $0.09 per diluted share, in the third quarter of 2017.

Adjusted EBITDA, a non-GAAP financial measure, totaled $174,000 compared to $874,000 in the third quarter of 2017.

As of September 30, 2018, cash and cash equivalents totaled $7.9 million, an improvement of $3.0 million from $4.9 million at the end of the prior quarter.

Financial Results for the Nine Months Ended September 30, 2018

Total revenue was $15.5 million compared to $14.1 million in the first nine months of 2017. The increase in total revenue was due to additional sales of simulators, accessories, licensing fees, warranties and other services.

Gross profit was $10.0 million (64.8% of total revenue) compared to $9.3 million (65.7% of total revenue) in the first nine months of 2017. The increase in gross profit was primarily due to differences in the type and quantity of systems and accessories sold.

Net operating expense was $7.2 million compared to $6.4 million in the first nine months of 2017. The increase in net operating expense was due to increases in general and administrative expenses.

Additionally, the nine months ended September 30, 2018 included an impairment loss on investment in That’s Eatertainment Corp., f/k/a Modern Round, LLC, a wholly owned subsidiary of Modern Round Entertainment Corp., a related party, recorded as operating expense. The year-over-year increase in professional services included non-recurring legal and public company expense directly related to the Company’s qualification and Securities and Exchange Commission registration and Nasdaq listing in March 2018.

Income from operations was $2.9 million compared to $2.8 million in the first nine months of 2017.

Net income totaled $2.1 million, or $0.25 per diluted share, compared to $2.8 million, or $0.33 per diluted share, in the comparable period a year ago. The decrease in net income is primarily due to a $769,000 increase in income tax expense.

Adjusted EBITDA totaled $3.3 million compared to $3.3 million in the first nine months of 2017.

Conference Call

VirTra management will hold a conference call today (November 13, 2018) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

VirTra’s Chairman and CEO, Bob Ferris, and CFO, Judy Henry, will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-8031

International number: 201-689-8031

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of VirTra’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 27, 2018.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 38838

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following table:

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended				Nine Months Ended
	September 30,	September 30,	Increase	%	September 30,	September 30,	Increase	%
	2018	2017	(Decrease)	Change	2018	2017	(Decrease)	Change

Net Income/(Loss)	$61,000	$742,125	$(681,125)	-92%	$2,088,150	$2,792,104	$(703,954)	-25%
Adjustments:
Depreciation and amortization	74,746	65,570	9,176	14%	217,952	204,527	13,425	7%
Non-cash stock option expense	1,796	42,376	(40,580)	-96%	6,656	160,351	(153,695)	-96%
Impairment loss on That’s
Eatertainment (f/k/a MREC)	-	-	-	-100%	134,140	-	134,140	-100%
Provision for income taxes	36,000	24,285	11,715	48%	871,747	102,285	769,462	752%

Adjusted EBITDA	$173,542	$874,356	$(700,814)	-80%	$3,318,645	$3,259,267	$59,378	2%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the SEC. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the Securities and Exchange Commission before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Media Contact:

Susan Lehman

Slehman@virtra.com

510-599-6555

Investor Relations Contact:

Matt Glover or Tom Colton

VTSI@liolios.com

949-574-3860

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30, 2017	December 31, 2017

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,873,980	$5,080,445
Accounts receivable, net	1,871,919	1,478,135
Notes receivable, current	507,095	-
Inventory, net	1,868,047	1,720,438
Unbilled revenue	471,005	1,222,047
Prepaid expenses and other current assets	736,329	586,439

Total current assets	13,328,375	10,087,504

Property and equipment, net	752,148	677,273
Notes receivable, long-term	171,715	-
Deferred tax assets, net	1,850,000	2,710,182
Investment in That’s Eatertainment (f/k/a MREC)	1,240,793	1,374,933

TOTAL ASSETS	$17,343,031	$14,849,892

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$449,707	$535,795
Accrued compensation and related costs	1,046,674	593,491
Accrued expenses and other current liabilities	653,272	243,573
Note payable, current	11,250	11,250
Deferred revenue, short-term	1,900,167	2,391,905

Total current liabilities	4,061,070	3,776,014

Long-term liabilities:
Deferred revenue, long-term	788,126	601,007
Deferred rent liability	34,352	75,444
Note payable, long-term	-	11,250

Total long-term liabilities	822,478	687,701

Total liabilities	4,883,548	4,463,715

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 7,935,274 shares issued and 7,911,807 shares outstanding as of September 30, 2018 and 7,927,774 794 793 issued and 7,904,307 shares outstanding as of December 31, 2017.
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Treasury stock at cost; 23,467 shares outstanding as of September 30, 2018 and December 31, 2017.	(112,109)	(112,109)
Additional paid-in capital	14,939,718	14,954,563
Accumulated deficit	(2,368,920)	(4,457,070)

Total stockholders’ equity	12,459,483	10,386,177

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,343,031	$14,849,892

See accompanying notes to unaudited condensed financial statements.

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
REVENUES
Net sales	$3,503,868	$4,645,593	$14,977,397	$13,902,215
Royalties/licensing fees	42,718	40,852	518,300	245,082
Total revenue	3,546,586	4,686,445	15,495,697	14,147,297

Cost of sales	1,461,754	1,573,384	5,452,906	4,853,796

Gross profit	2,084,832	3,113,061	10,042,791	9,293,501

OPERATING EXPENSES
General and administrative	1,681,668	2,050,395	6,167,952	5,515,455
Research and development	323,626	310,848	996,908	931,954

Net operating expense	2,005,294	2,361,243	7,164,860	6,447,409

Income/(loss) from operations	79,538	751,818	2,877,931	2,846,092

OTHER INCOME (EXPENSE)
Other income	21,032	14,813	86,508	52,410
Other expense	(3,570)	(221)	(4,542)	(4,113)

Net other income	17,462	14,592	81,966	48,297

Income/(loss) before income taxes	97,000	766,410	2,959,897	2,894,389

Income tax expense/(benefit)	36,000	24,285	871,747	102,285

NET INCOME/(LOSS)	$61,000	$742,125	$2,088,150	$2,792,104

Earnings/(loss) per common share
Basic	$0.01	$0.09	$0.26	$0.35
Diluted	$0.01	$0.09	$0.25	$0.33

Weighted average shares outstanding
Basic	7,911,807	7,918,114	7,907,864	7,924,475
Diluted	8,247,841	8,339,283	8,256,098	8,418,463

See accompanying notes to unaudited condensed financial statements.

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30, 2018	September 30, 2017

Cash flows from operating activities:
Net income	$2,088,150	$2,792,104
Adjustments to reconcile net income to net cash provided by operating activities
Investment in That’s Eatertainment (f/k/a MREC)	134,140	-
Depreciation and amortization	217,952	204,527
Stock compensation	6,656	160,351
Compensation associated with stock option repurchase	44,900	115,550
Changes in operating assets and liabilities:
Accounts and notes receivable	(1,072,594)	233,241
Inventory	(147,609)	(369,206)
Deferred taxes	860,181	-
Unbilled revenue	751,042	(1,617,346)
Prepaid expenses and other current assets	(149,890)	(410,221)
Accounts payable and other accrued expenses	776,795	787,795
Deferred revenue and deferred rent	(345,711)	653,168

Net cash provided by operating activities	3,164,012	2,549,964

Cash flows from investing activities:
Purchase of property and equipment	(292,827)	(83,410)

Net cash used in investing activities	(292,827)	(83,410)

Cash flows from financing activities:
Repayment of debt	(11,250)	(11,250)
Purchase of treasury stock	-	(96,633)
Repurchase of stock options	(76,900)	(182,550)
Repurchase of stock warrants	-	(773,495)
Common stock issued for option exercise	10,500	-

Net cash used in financing activities	(77,650)	(1,063,928)

Net increase/(decrease) in cash	2,793,535	1,402,626
Cash, beginning of period	5,080,445	3,703,579

Cash, end of period	$7,873,980	$5,106,205

Supplemental disclosure of cash flow information:
Cash paid:
Taxes	$102,543	$78,000

Supplemental disclosure of non-cash investing and financing activities:
Conversion of accounts to notes receivable	$693,044	$-
Investment in That’s Eatertainment (f/k/a MREC)	$-	$1,516,246

See accompanying notes to unaudited condensed financial statements.